EXHIBIT 11.1




Statement regarding computation of per share earnings

The numerators and denominators of basic and fully diluted earnings per share are as follows:


|----------------------------------------------|-------------------------------|
|                                              | Six months ended June 30,     |
|----------------------------------------------|----------------|--------------|
|                                              |                |              |
|                                              |      2001      |      2000    |
|----------------------------------------------|----------------|--------------|
| Net loss allocable to common (numerator)     | $(11,737,977)  | $(8,477,487) |
|----------------------------------------------|----------------|--------------|
| Share used in the calculation (denominator)  |                |              |
|----------------------------------------------|----------------|--------------|
|    Weighted average shares outstanding       |          100   |         100  |
|----------------------------------------------|----------------|--------------|
|    Effect of diluted stock options           |           --   |          --  |
|----------------------------------------------|----------------|--------------|
|    Fully diluted shares                      |          100   |         100  |
|----------------------------------------------|----------------|--------------|
|----------------------------------------------|----------------|--------------|
| Basic earnings per share                     | $   (117,380)  |   $ (84,775) |
|----------------------------------------------|----------------|--------------|
|----------------------------------------------|----------------|--------------|
| Fully diluted earnings per share             | $   (117,380)  |   $ (84,775) |
|----------------------------------------------|----------------|--------------|